Exhibit 99.1

Evolent reiterates Q2 and full year guidance for Adjusted EBITDA

Notes accelerating 2026 revenue bookings forecast

Secures incremental non-dilutive financing

WASHINGTON, June 20, 2025 /PRNewswire/ -- Evolent Health, Inc. (NYSE: EVH), a company focused on achieving better health outcomes for people with complex conditions, today announced that based on leading indicators and paid claims data through May, it continues to experience oncology cost trend below expectations coming into 2025. Evolent is reiterating its Q2 2025 Adjusted EBITDA guidance of $33M-$40M and its full year Adjusted EBITDA guidance of $135M-165M.
John Johnson, Evolent’s Chief Financial Officer, noted, “We are pleased to see oncology trend remaining below forecast now for the first two thirds of the quarter. We remain confident in meeting or beating the expectations we set for the 2nd quarter and full year. If these trends continue through June, we would anticipate being in the top half of our range for Q2 Adjusted EBITDA.”
The company also announced it signed a Commitment Letter with Ares Management Credit funds, securing the option to borrow additional non-dilutive capital, if needed, to address its 2025 Convertible Notes while leaving incremental working capital on its balance sheet to support Evolent's accelerating organic growth pipeline.
Seth Blackley, Evolent's Chief Executive Officer, noted, "A recent acceleration in our business development activities has led us to significantly increase our forecast for new revenue bookings going into 2026. This option for incremental, non-dilutive capital availability ensures we can execute on any working capital needs associated with that higher growth forecast."
About Evolent

Evolent (NYSE: EVH) specializes in better health outcomes for people with complex conditions through proven solutions that make health care simpler and more affordable. Evolent serves a national base of leading payers and providers and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting https://ir.evolent.com.
Contacts:
investorrelations@evolent.com

Forward-Looking Statements
Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,”

“shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to the company’s full year and second quarter 2025 guidance, availability of borrowings under the commitment letter, sufficiency of capital for the company's working capital needs associated with a higher growth forecast, and the company’s forecast for new revenue bookings going into 2026. The company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These risks and uncertainties are discussed under the headings “Forward-Looking Statements - Cautionary Language,” and “Risk Factors,” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the company’s other filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, the company does not have any intention or obligation to publicly update or revise any forward-looking statements after issuing this release, whether to reflect any future events or circumstances or otherwise
Non-GAAP Measures
The company does not believe it can meaningfully reconcile guidance for non-GAAP Adjusted EBITDA to net income (loss) attributable to common shareholders of Evolent Health, Inc. because the company cannot provide guidance for the more significant reconciling items between net income (loss) attributable to common shareholders of Evolent Health, Inc. and Adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, and as a result from changes to our business due to transactions and other events. Such items may, from time to time, include loss on repayment/extinguishment of debt; gain (loss) from equity method investees, loss on option exercise, change in fair value of contingent consideration, change in tax receivable agreement liability, other income (expense), gain (loss) on disposal of non-strategic assets, right-of-use asset impairments, losses on lease terminations, repositioning costs, stock-based compensation expense, severance costs, dividends and accretion on Series A Preferred Stock and transaction-related costs. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains (losses) or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.